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                                                                EXHIBIT 15(b)(1)

                                  SCHEDULE A-1

                      EATON VANCE SPECIAL INVESTMENT TRUST

                            CLASS A DISTRIBUTION PLAN

                          EFFECTIVE: NOVEMBER 17, 1997

                         Name of Fund Adopting this Plan

                   Eaton Vance Russia and Eastern Europe Fund